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                                                                    Exhibit 32.2

                              CERTIFICATION PURSUANT TO
                               18 U.S.C. SECTION 1350,
                               AS ADOPTED PURSUANT TO
                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Gen-Probe Incorporated (the "Company") on Form 10-K for the fiscal year ended December 31, 2003 (the "Report"), as filed with the Securities and Exchange Commission on or about the date hereof, I, Herm Rosenman, Vice President, Finance and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that:

      (i)   the Report fully complies with the requirements of Section 13(a) and
            Section 15(d) of the Securities Exchange Act of 1934, as amended;
            and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

DATE: March 9, 2004             By:  /s/ Herm Rosenman
                                     -------------------------------
                                     Herm Rosenman
                                     Vice President, Finance and Chief
                                     Financial Officer

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.